Exhibit 99.1

Thursday, October 15, 2026 FOR IMMEDIATE RELEASE
WaFd Announces Fiscal 2026 Earnings and 22% Increase in EPS
Fiscal Year Highlights

$256 Million	$3.21	0.94%	10.68%
Net Income	Diluted Earnings per Common Share	Return on Average Assets	Return on Tangible Common Equity (1)
Fourth Quarter Highlights

$60 Million	$0.76	0.87%	9.85%
Net Income	Diluted Earnings per Common Share	Return on Average Assets	Return on Tangible Common Equity (1)

We are pleased to report the results for our fiscal year end 2026, including increasing earnings per share by 22%, increasing our transaction deposit balances by 4.6%, and growing our active loan segments by 7.9% along with seeing significant improvements in asset quality measures. Specifically, both non-performing assets and delinquencies decreased by 37% since the June 30th quarter end. Asset quality measures improved primarily through the resolution of a large previously classified loan during the quarter resulting in a $36 million charge-off. Our balance sheet strength and resiliency were demonstrated this quarter, allowing us to handle the classified loan, while still delivering meaningful improvement in earnings to shareholders. In spite of the recent surge in interest rates to their highest level in the last twenty years, with the 10 year bond at levels above 5.20%, WaFd is well positioned to benefit from rising rates as our assets are expected to reprice more quickly than our liabilities resulting in expansion of our margin over the short term. "

Brent Beardall President and CEO of WaFd Bank

Net Interest Income and NIM	■$182.4 million net interest income for the quarter compared to $181.3 million in Q3. ■Net interest margin at 2.81% for the quarter compared to 2.81% for Q3.	Credit Quality
■Non-performing assets down $57 million at 0.32% of total assets compared to 0.49% as of June 2026.
■Delinquencies down $56 million to 0.50% of total loans compared to 0.75% as of June 2026.
■Net Charge-offs of $39 million taken in Q4.

Non-Interest Income and Expense
■Non-interest income up $13.9 million compared to Q3 due to SFR loan sale.
■Non-interest expense up $11.2 million compared to Q3 due to strategic investments and merger related expenses.
■Efficiency ratio increased to 55.12% as a result.
		Shareholder Returns and Stock Activity	■On September 4, 2026, the Company paid a cash dividend of $0.27 per share, 174th consecutive quarterly dividend paid. ■EverBank Merger announced on September 7, 2026

1Metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures.

Quarterly Earnings Release Q4 2026	1

WaFd Inc. Announces Annual and Fourth Quarter Results
The following table provides the Company's financial scorecard for the last five quarters:

	As of
(In thousands, except share and ratio data)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
BALANCE SHEET
Cash	$749,696	$676,467	$669,799	$734,915	$657,310
Loans receivable, net	19,041,263	20,017,876	19,966,983	19,848,156	20,088,618
Allowance for credit losses ("ACL")	214,594	233,831	224,450	221,039	221,220
Loans held for sale	428,944	—	—	—	—
Available-for-sale securities, at fair value	4,048,405	4,190,263	4,352,258	4,142,285	3,533,201
Held-to-maturity securities, at amortized cost	886,881	858,261	745,727	764,794	645,802
Total investments	4,935,286	5,048,524	5,097,985	4,907,079	4,179,003
Total assets	27,230,636	27,596,970	27,568,785	27,285,744	26,699,699
Transaction deposits	12,875,849	12,745,791	12,746,921	12,865,974	12,306,532
Time deposits	8,445,118	8,186,284	8,377,230	8,550,996	9,131,104
Total deposits	21,320,967	20,932,075	21,124,151	21,416,970	21,437,636
Borrowings, senior debt and junior subordinated debentures	2,545,972	3,315,697	3,114,548	2,488,411	1,817,249
Total shareholders' equity	3,000,469	3,022,569	2,981,283	3,029,407	3,039,575
Loans to customer deposits[2]	89.31%	95.63%	94.52%	92.67%	93.71%

PROFITABILITY
Net income	$59,991	$66,130	$65,548	$64,196	$60,597
Net income to common shareholders	56,335	62,474	61,892	60,540	56,941
Earnings per common share	0.76	0.84	0.82	0.79	0.72
Return on tangible common equity[1]	9.85%	11.04%	10.82%	10.57%	9.99%
Return on tangible assets[1]	0.89%	0.97%	0.97%	0.97%	0.93%
Net interest margin	2.81%	2.81%	2.81%	2.70%	2.71%
Efficiency ratio	55.12%	53.69%	55.66%	55.25%	56.82%

FINANCIAL HIGHLIGHTS
Common shareholders' equity per share	$36.48	$36.81	$36.30	$35.70	$35.04
Tangible common shareholders' equity per share[1]	30.51	30.82	30.27	29.91	29.38
Shareholders' equity to total assets	11.02%	10.95%	10.81%	11.10%	11.38%
Tangible shareholders' equity to tangible assets[1]	9.55%	9.50%	9.35%	9.64%	9.89%
Common shares outstanding	74,016,318	73,954,133	73,855,919	76,448,351	78,186,520
Preferred shares outstanding	300,000	300,000	300,000	300,000	300,000

CREDIT QUALITY[2]
ACL to gross loans	1.04%	1.08%	1.05%	1.05%	1.04%
Non-accrual loans to net loans	0.40%	0.64%	0.62%	0.96%	0.64%
Delinquencies to net loans	0.50%	0.75%	0.78%	1.07%	0.60%
Non-performing assets to total assets	0.32%	0.49%	0.48%	0.75%	0.54%
Total criticized loans to net loans	4.66%	4.93%	4.24%	4.60%	4.39%
Total adversely classified loans to net loans	2.56%	2.59%	2.60%	2.94%	3.16%
(1)Metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures.
(2)Metrics include only loans held for investment. Loans held for sale are not included.

Quarterly Earnings Release Q4 2026	2

WaFd Inc. Announces Annual and Fourth Quarter Results
SEATTLE, WASHINGTON – WaFd, Inc. (Nasdaq: WAFD) (the "Company"), parent company of WaFd Bank (the "Bank"), today announced quarterly earnings of $59,991,000, a decrease of 9% compared to the quarter ended June 30, 2026. After the effect of dividends on preferred stock, net income available for common shareholders was $0.76 per diluted share for the quarter ended September 30, 2026 compared to $0.84 the prior quarter.
Annual earnings were $255,865,000 for fiscal year ended September 30, 2026, an increase of 13% from earnings of $226,068,000 for the year ended September 30, 2025. After the effect of dividends on preferred stock, net income available for common shareholders was $3.21 per diluted share for the year ended September 30, 2026, compared to $2.63 per diluted share for the year ended September 30, 2025, a $0.58 or 22% increase in fully diluted earnings per common share.
Balance Sheet Total assets increased to $27.2 billion as of September 30, 2026, compared to $26.7 billion at September 30, 2025, primarily due to the purchase of investment securities during the period. Investment securities increased by $0.8 billion, or 18.1% in the year ended September 30, 2026, a result of the $1.4 billion in purchases, primarily discount-priced 30-year mortgage backed securities at an expected yield to maturity of 5%. Net loans decreased $1.0 billion to $19.0 billion as a result of loan sale related activity. The Company sold $543 million of single-family residential loans during the September quarter and has entered into an agreement to sell $429 million of multifamily loans in the first quarter of fiscal 2027. These multifamily loans have been reclassified as Held for Sale as of September 30, 2026. We expect to realize a net gain of approximately $7 million when the sale is finalized.
Customer deposits totaled $21.3 billion as of September 30, 2026, compared to $21.4 billion at September 30, 2025. The effective weighted average interest rate, including non-interest bearing deposits, was 2.49% as of September 30, 2026, compared to 2.60% at September 30, 2025. Transaction accounts increased by $569 million or 4.6% during the period, while time deposits decreased $686 million or 7.5%. As of September 30, 2026, 60.4% of the Company’s deposits were transaction accounts, a slight increase from 57.4% at September 30, 2025. Core deposits, defined as all transaction accounts and time deposits less than $250,000, totaled 81.8% of deposits at September 30, 2026, up from 77.9% on September 30, 2025. Deposits that are uninsured or not collateralized were 25.7% of total deposits as of September 30, 2026, a small increase from 24.7% as of September 30, 2025.
Borrowings totaled $2.5 billion as of September 30, 2026, up from $1.8 billion at September 30, 2025. The effective weighted average interest rate of borrowings was 3.0% as of September 30, 2026, compared to 2.5% at September 30, 2025.
Loan originations for active loan types totaled $5.5 billion for fiscal year 2026, compared to $4.0 billion of originations in fiscal year 2025. Offsetting loan originations in each year were loan repayments of $3.9 billion and $5.1 billion, respectively. Active loan types include the commercial segment and the consumer portfolio. Inactive loan types include all consumer residential portfolios. These loan types had repayments of $1.1 billion during fiscal 2026. Commercial loans represented 95% of all loan originations during fiscal 2026 and consumer loans accounted for the remaining 5%. The period end interest yield on the loan portfolio was 5.44% as of September 30, 2026, an increase from 5.38% as of September 30, 2025.
Tangible common equity per share is a key metric for our management team. For the year ended September 30, 2026, tangible common equity per share grew from $29.38 as of September 30, 2025 to $30.51 at September 30, 2026. This metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures. During the year, the Company repurchased 4,703,844 shares of common stock at a weighted average price of $31.00. Our share repurchase plan currently has an authorization of 7,992,669 shares.
Credit Quality Considering the shifting economic and monetary environment, further impacted by on-going global developments, credit quality continues to be monitored closely. Asset quality metrics improved as of September 30, 2026, primarily a result of a $53 million loan relationship being resolved during the quarter resulting in a $36 million charge-off. Non-performing assets decreased to $86 million, or 0.32% of total assets, from $136 million, or 0.49%, at June 30, 2026 and from $143 million, or 0.54%, at September 30, 2025. Non-accrual loans decreased by $52 million, or 40%, compared to June 30 2026 and by $53 million, or 40.95%, since September 30, 2025. Delinquent loans decreased to 0.50% of total loans at September 30, 2026, compared to 0.75% at June 30, 2026 and 0.60% at September 30, 2025.
The allowance for credit losses (including the reserve for unfunded commitments) totaled $215 million as of September 30, 2026, and was 1.04% of gross loans outstanding, as compared to 1.08% and 1.04% of gross loans outstanding as of June 30, 2026 and September 30, 2025, respectively. The decrease compared to the prior quarter was the result of improved outlook on credit quality combined with a reduction in adversely classified loans. Net charge-offs were $39.2 million for the quarter ended September 30, 2026 compared to $1.6 million the prior quarter. Net charge-offs were $45.1 million for fiscal year 2026, compared to $11.8 million for fiscal 2025.

Quarterly Earnings Release Q4 2026	3

WaFd Inc. Announces Annual and Fourth Quarter Results
Profitability Net interest income was $182.4 million for the fourth fiscal quarter of 2026, a small increase of $1 million or 0.6% from the prior quarter. This minor change was the result of a flat net interest margin. Net interest margin was 2.81% in the fourth fiscal quarter 2026, the same as the quarter ended June 30, 2026.
Total non-interest income was $38.1 million for the fourth fiscal quarter of 2026 compared to $24.2 million the prior quarter. The increase was primarily driven by a $16.4 million gain on the sale of single family loans during the quarter. This gain was partially offset by the quarter-over-quarter reduction in non-interest income attributable to the $3 million gain on the sale of bank real estate recognized in the third quarter.
Total non-interest expense was $121.5 million for the fourth fiscal quarter of 2026, an increase of $11.2 million, or 10.1%, from the prior quarter. This was the result of continued investments in our people and technologies combined with $6 million in merger related costs incurred during the fourth quarter. The Company’s efficiency ratio increased in the fourth fiscal quarter of 2026 to 55.12%, compared to 53.69% in the prior quarter as a result of the increase in expenses related to the merger.
The Company recorded a $20.0 million provision for credit losses for the quarter ended September 30, 2026 compared to a provision of $11.0 million the prior quarter. The provision for loan losses for the fourth fiscal quarter of 2026 was the result of growth in the active loan portfolio and increased charge-offs during the quarter.
Income tax expense totaled $17.1 million for the fourth fiscal quarter of 2026, as compared to $18.2 million for the prior quarter. The effective tax rate for the quarter ended September 30, 2026 was 22.17% compared to 21.60% for the quarter ended June 30, 2026. The Company’s effective tax rate may vary from the statutory rate mainly due to state taxes, tax-exempt income and tax-credit investments.
WaFd Bank is headquartered in Seattle, Washington, and has 210 branches in nine western states. To find out more about WaFd Bank, please visit our website www.wafdbank.com. The Company will host a conference call for investors and analysts at 7:00am PDT on Friday October 16, 2026. Participants may register for the call from a link on the Company's investor relations site (https://www.wafdbank.com/about-us/investor-relations) or through a direct link ( https://register-conf.media-server.com/register/BI55bf810431ac4687be8738dd899c7d6d). The Company uses its website to distribute financial and other material information about the Company.
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Quarterly Earnings Release Q4 2026	4

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

	September 30, 2026	September 30, 2025
	(In thousands, except share and ratio data)
ASSETS
Cash and cash equivalents	$749,696	$657,310
Available-for-sale securities, at fair value	4,048,405	3,533,201
Held-to-maturity securities, at amortized cost	886,881	645,802
Loans receivable, net of allowance for loan losses of $199,594 and $199,720	19,041,263	20,088,618
Loans held for sale	428,944	—
Interest receivable	101,923	98,589
Premises and equipment, net	291,695	261,271
Real estate owned	10,202	11,084
FHLB stock	122,568	88,068
Bank owned life insurance	383,934	275,159
Intangible assets, including goodwill of $418,447 and $414,722	441,958	442,093
Federal and state income tax assets, net	127,425	112,784
Other assets	595,742	485,720
	$27,230,636	$26,699,699
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Transaction deposits	$12,875,849	$12,306,532
Time deposits	8,445,118	9,131,104
Total customer deposits	21,320,967	21,437,636
Borrowings	2,493,400	1,765,604
Junior subordinated debentures	52,572	51,645
Advance payments by borrowers for taxes and insurance	61,099	59,845
Accrued expenses and other liabilities	302,129	345,394
	24,230,167	23,660,124
Shareholders’ equity
Preferred stock, $1.00 par value, 5,000,000 shares authorized; 300,000 and 300,000 shares issued; 300,000 and 300,000 shares outstanding	300,000	300,000
Common stock, $1.00 par value, 300,000,000 shares authorized; 154,928,571 and 154,408,001 shares issued; 74,016,318 and 78,186,520 shares outstanding	154,929	154,408
Additional paid-in capital	2,179,512	2,163,276
Accumulated other comprehensive income (loss), net of taxes	(14,781)	56,950
Treasury stock, at cost; 80,912,253 and 76,221,481 shares	(1,886,265)	(1,740,761)
Retained earnings	2,267,074	2,105,702
	3,000,469	3,039,575
	$27,230,636	$26,699,699

Yield and margin as of period end
Loans receivable[1]	5.44%	5.38%
Mortgage-backed securities	4.52	4.44
Combined cash, investments and FHLB stock	4.23	4.96
Interest-earning assets	5.21	5.23
Interest-bearing customer accounts	2.85	2.95
Borrowings[1]	2.97	2.50
Interest-bearing liabilities	2.87	2.91
Net interest spread	2.34	2.32
Net interest margin	2.81	2.82
1Accretion and amortization assumed to be same as prior quarter. Also includes the impact of derivatives.

Quarterly Earnings Release Q4 2026	5

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended September 30,		Twelve months ended September 30,
	2026	2025	2026	2025
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$270,935	$271,787	$1,064,533	$1,119,937
Mortgage-backed securities	47,463	32,953	177,275	103,071
Investment securities and cash equivalents	18,095	21,794	74,040	116,441
	336,493	326,534	1,315,848	1,339,449
INTEREST EXPENSE
Customer accounts	129,921	143,874	515,213	604,707
Borrowings, and junior subordinated debentures	24,219	12,754	88,263	80,507
	154,140	156,628	603,476	685,214
Net interest income	182,353	169,906	712,372	654,235
Provision (release) for credit losses	20,000	3,000	38,500	7,750
Net interest income after provision (release)	162,353	166,906	673,872	646,485
NON-INTEREST INCOME
Gain on sale of investment securities	—	—	112	20
Gain on termination of hedging derivatives	(19)	32	419	158
Gain on sale of loans	16,412	—	16,412	0
Loan fee income	2,731	2,081	8,482	6,888
Deposit fee income	8,253	7,959	31,927	29,650
Other income	10,707	8,319	44,978	34,531
Total non-interest income	38,084	18,391	102,330	71,247
NON-INTEREST EXPENSE
Compensation and benefits	59,985	56,028	228,694	222,146
Occupancy	13,064	10,895	47,787	44,937
FDIC insurance premiums	6,360	4,400	22,352	20,200
Product delivery	6,370	6,558	27,121	25,871
Information technology	17,441	16,406	63,901	60,101
Other expense	18,275	12,706	57,552	54,208
Total non-interest expense	121,495	106,993	447,407	427,463
Gain (loss) on real estate owned, net	(1,863)	(681)	(1,260)	(627)
Income before income taxes	77,079	77,623	327,535	289,642
Income tax provision	17,088	17,026	71,670	63,574
Net income	59,991	60,597	255,865	226,068
Dividends on preferred stock	3,656	3,656	14,625	14,625
Net income available to common shareholders	$56,335	$56,941	$241,240	$211,443

PER SHARE DATA
Basic earnings per common share	$0.76	$0.73	$3.21	$2.64
Diluted earnings per common share	0.76	0.72	3.21	2.63
Cash dividends per common share	0.27	0.27	1.08	1.07
Basic weighted average shares outstanding	74,001,170	78,509,472	75,091,220	80,184,395
Diluted weighted average shares outstanding	74,157,143	78,573,457	75,198,789	80,255,189
PERFORMANCE RATIOS
Return on average assets	0.87%	0.91%	0.94%	0.84%
Return on average common equity	8.25%	8.36%	8.85%	7.75%

Quarterly Earnings Release Q4 2026	6

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$270,935	$267,243	$262,148	$264,207	$271,787
Mortgage-backed securities	47,463	46,569	44,341	38,902	32,953
Investment securities and cash equivalents	18,095	18,313	18,245	19,387	21,794
	336,493	332,125	324,734	322,496	326,534
INTEREST EXPENSE
Customer accounts	129,921	123,079	125,999	136,214	143,874
Borrowings and junior subordinated debentures	24,219	27,708	21,165	15,171	12,754
	154,140	150,787	147,164	151,385	156,628
Net interest income	182,353	181,338	177,570	171,111	169,906
Provision for credit losses	20,000	11,000	4,000	3,500	3,000
Net interest income after provision	162,353	170,338	173,570	167,611	166,906
NON-INTEREST INCOME
Gain on sale of investment securities	—	112	—	—	—
Gain on termination of hedging derivatives	(19)	(12)	426	24	32
Gain on sale of loans	16,412	—	—	—	—
Loan fee income	2,731	2,181	2,216	1,354	2,081
Deposit fee income	8,253	8,142	7,674	7,858	7,959
Other income	10,707	13,755	9,497	11,019	8,319
Total non-interest income	38,084	24,178	19,813	20,255	18,391
NON-INTEREST EXPENSE
Compensation and benefits	59,985	57,399	57,120	54,190	56,028
Occupancy	13,064	11,842	11,711	11,170	10,895
FDIC insurance premiums	6,360	5,542	5,050	5,400	4,400
Product delivery	6,370	7,067	7,110	6,574	6,558
Information technology	17,441	16,157	15,919	14,384	16,406
Other expense	18,275	12,327	12,947	14,003	12,706
Total non-interest expense	121,495	110,334	109,857	105,721	106,993
Gain (loss) on real estate owned, net	(1,863)	167	280	156	(681)
Income before income taxes	77,079	84,349	83,806	82,301	77,623
Income tax provision	17,088	18,219	18,258	18,105	17,026
Net income	59,991	66,130	65,548	64,196	60,597
Dividends on preferred stock	3,656	3,656	3,656	3,656	3,656
Net income available to common shareholders	$56,335	$62,474	$61,892	$60,540	$56,941

Quarterly Earnings Release Q4 2026	7

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
	(In thousands, except share and ratio data)
PER SHARE DATA
Basic earnings per common share	$0.76	$0.85	$0.82	$0.79	$0.73
Diluted earnings per common share	0.76	0.84	0.82	0.79	0.72
Cash dividends per common share	0.27	0.27	0.27	0.27	0.27
Basic weighted average shares outstanding	74,001,170	73,901,725	75,487,399	76,969,729	78,509,472
Diluted weighted average shares outstanding	74,157,143	74,046,838	75,574,228	77,015,554	78,573,457
PERFORMANCE RATIOS
Return on average assets	0.87%	0.96%	0.96%	0.96%	0.91%
Return on average common equity	8.25	9.23	9.05	8.86	8.36
Net interest margin	2.81	2.81	2.81	2.70	2.71
Efficiency ratio	55.12	53.69	55.66	55.25	56.82

Quarterly Earnings Release Q4 2026	8

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP Financial Measures
The Company has presented certain non-GAAP measures within this document to remove the effect of certain income and expenses to provide investors with information useful in understanding our financial performance. The Company considers these items to be non-operating in nature as they are items that management does not consider indicative of the Company's on-going financial performance. We believe the tables presented reflect our on-going performance in the periods presented and, accordingly, are useful to consider in addition to our GAAP financial results. These measures should not be considered a substitution for GAAP basis disclosures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way they are calculated herein. Because of this, our non-GAAP financial measures may not be comparable to similar measures used by others. We caution investors not to place undue reliance on such measures. See the following unaudited tables for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Tangible Measures	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
	(Unaudited - In thousands, except for share and ratio data)
Shareholders' equity - GAAP	$3,000,469	$3,022,569	$2,981,283	$3,029,407	$3,039,575
Less intangible assets - GAAP	441,958	443,670	445,511	443,085	442,093
Tangible shareholders' equity	$2,558,511	$2,578,899	$2,535,772	$2,586,322	$2,597,482
Less preferred stock - GAAP	300,000	300,000	300,000	300,000	300,000
Tangible common shareholders' equity	$2,258,511	$2,278,899	$2,235,772	$2,286,322	$2,297,482

Total assets - GAAP	$27,230,636	$27,596,970	$27,568,785	$27,285,744	$26,699,699
Less intangible assets - GAAP	441,958	443,670	445,511	443,085	442,093
Tangible assets	$26,788,678	$27,153,300	$27,123,274	$26,842,659	$26,257,606

Tangible Metrics
Common shares outstanding - GAAP	74,016,318	73,954,133	73,855,919	76,448,351	78,186,520
Tangible common equity per share	$30.51	$30.82	$30.27	$29.91	$29.38
Tangible equity to tangible assets	9.55%	9.50%	9.35%	9.64%	9.89%

Quarterly Earnings Release Q4 2026	9

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Average Tangible Measures	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
	(Unaudited - In thousands, except for ratio data)
Average shareholders' equity - GAAP	$3,030,562	$3,008,370	$3,034,123	$3,033,933	$3,023,098
Less average preferred stock - GAAP	300,000	300,000	300,000	300,000	300,000
Less average intangible assets - GAAP	442,951	444,665	445,155	442,226	443,382
Average tangible common equity	$2,287,611	$2,263,705	$2,288,968	$2,291,707	$2,279,716

Average Assets - GAAP	$27,555,960	$27,612,152	$27,350,614	$26,852,389	$26,540,782
Less average intangible assets - GAAP	442,951	444,665	445,155	442,226	443,382
Average tangible assets	$27,113,009	$27,167,487	$26,905,459	$26,410,163	$26,097,400

Average Tangible Metrics
Net income - GAAP	59,991	66,130	65,548	64,196	60,597
Net income available to common shareholders - GAAP	56,335	62,474	61,892	60,540	56,941
Return on tangible common equity	9.85%	11.04%	10.82%	10.57%	9.99%
Return on tangible assets	0.89%	0.97%	0.97%	0.97%	0.93%

Quarterly Earnings Release Q4 2026	10

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Net Income Adjusted for Acquisition Expenses and Other Non-Operating Items	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
	(Unaudited - In thousands, except for share and ratio data)
Non-interest income adjustments
(Gain)Loss on sale of branch property	$22	$(3,205)	$27	$(3,214)	$467
Distribution received on LBC equity method investment	(210)	(225)	(225)	(237)	(251)
(Gain)Loss on WaFd Bank equity method investment	422	(48)	1,072	408	(815)
Total non-interest income adjustments	$234	$(3,478)	$874	$(3,043)	$(599)

Non-interest expense adjustments
Merger-related expenses	$6,168	$—	$—	$—	$—
Total non-interest expense adjustments	$6,168	$—	$—	$—	$—

Net Income - GAAP	$59,991	$66,130	$65,548	$64,196	$60,597
Non-interest income adjustments	234	(3,478)	874	(3,043)	(599)
Non-interest expense adjustments	6,168	—	—	—	—
REO adjustments	1,863	(167)	(280)	(156)	681
Income tax adjustment	(1,832)	787	(129)	704	(18)
Net Income - non-GAAP	$66,424	$63,272	$66,013	$61,701	$60,661

Dividend on preferred stock	3,656	3,656	3,656	3,656	3,656
Net Income available to common shareholders - non-GAAP	$62,768	$59,616	$62,357	$58,045	$57,005

Basic weighted average number of shares outstanding - GAAP	74,001,170	73,901,725	75,487,399	76,969,729	78,509,472
Diluted weighted average number of shares outstanding - GAAP	74,157,143	74,046,838	75,574,228	77,015,554	78,573,457

Basic EPS - non-GAAP	$0.85	$0.81	$0.83	$0.75	$0.73
Diluted EPS - non-GAAP	0.85	0.81	0.83	0.75	0.73

Quarterly Earnings Release Q4 2026	11

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Adjusted Efficiency Ratio	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
	(Unaudited - In thousands, except for ratio data)
Efficiency ratio - GAAP	55.1%	53.7%	55.7%	55.3%	56.8%

Net interest income - GAAP	$182,353	$181,338	$177,570	$171,111	$169,906
Total interest income adjustments	—	—	—	—	—
Net interest income - non-GAAP	$182,353	$181,338	$177,570	$171,111	$169,906

Non-interest expense - GAAP	$121,495	$110,334	$109,857	$105,721	$106,993
Less merger related expenses	6,168	—	—	—	—
Non-interest Expenses - non-GAAP	$115,327	$110,334	$109,857	$105,721	$106,993

Non-interest income - GAAP	$38,084	$24,178	$19,813	$20,255	$18,391
Total other income adjustments	234	(3,478)	874	(3,043)	(599)
Non-interest income - non-GAAP	$38,318	$20,700	$20,687	$17,212	$17,792

Net Interest Income - non-GAAP	$182,353	$181,338	$177,570	$171,111	$169,906
Non-interest income - non-GAAP	38,318	20,700	20,687	17,212	17,792
Total Income - non-GAAP	$220,671	$202,038	$198,257	$188,323	$187,698

Adjusted Efficiency Ratio	52.3%	54.6%	55.4%	56.1%	57.0%

Quarterly Earnings Release Q4 2026	12

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Adjusted ROA and ROE	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
	(Unaudited - In thousands, except for ratio data)
Reported:
Net Income - GAAP	$59,991	$66,130	$65,548	$64,196	$60,597
Net income available to common shareholders - GAAP	$56,335	$62,474	$61,892	$60,540	$56,941

Average Assets	27,555,960	27,612,152	27,350,614	26,852,389	26,540,782
Return on Assets	0.87%	0.96%	0.96%	0.96%	0.91%

Average Common Equity	$2,730,562	$2,708,370	$2,734,123	$2,733,933	$2,723,098
Return on common equity	8.25%	9.23%	9.05%	8.86%	8.36%

Adjusted:
Net Income - non-GAAP	$66,424	$63,272	$66,013	$61,701	$60,661
Net income available to common shareholders - non-GAAP	$62,768	$59,616	$62,357	$58,045	$57,005

Average Assets	27,555,960	27,612,152	27,350,614	26,852,389	26,540,782
Adjusted Return on Assets	0.96%	0.92%	0.97%	0.92%	0.91%

Average Common Equity	2,730,562	2,708,370	2,734,123	2,733,933	2,723,098
Adjusted Return on common equity	9.19%	8.80%	9.12%	8.49%	8.37%

Quarterly Earnings Release Q4 2026	13

Important Cautionary Statements
The foregoing information should be read in conjunction with the financial statements, notes and other information contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
This press release contains statements about the Company’s future that are not statements of historical or current fact. These statements are “forward-looking statements” for purposes of applicable securities laws and are based on current information and/or management's good faith belief as to future events. Words such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “forecasts,” “may,” “potential,” “projects,” and other similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to help identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes any such statements are based on reasonable assumptions, forward-looking statements should not be read as a guarantee of future performance, and you are cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statement.
By their nature, forward-looking statements involve inherent risk and uncertainties including the following risks and uncertainties, and those risks and uncertainties more fully discussed under “Risk Factors” in the Company’s September 30, 2025 10-K and Quarterly Reports on Form 10-Q, which could cause actual performance to differ materially from that anticipated by any forward-looking statements. Forward-looking statements relating to our financial condition or operations are subject to risks and uncertainties related to (i) fluctuations in interest rate risk and market interest rates, including the effect on our net interest income and net interest margin; (ii) current and future economic conditions, including the effects of declines in the real estate market, tariffs, high unemployment rates, inflationary pressures, a potential recession, the monetary policies of the Federal Reserve, and slowdowns in economic growth either nationally or locally in some or all of the areas in which we conduct business; (iii) financial stress on borrowers (consumers and businesses) as a result of higher interest rates or an uncertain economic environment; (iv) changes in deposit flows or loan demands; (v) our ability to identify and address cyber-security risks, including through the use of artificial intelligence, such as security breaches, "denial of service attacks," "hacking" and identity theft; (vi) the Company's exit from the mortgage lending business; (vii) the effects of natural or man-made disasters, calamities, or conflicts, including terrorist events and pandemics (such as the COVID-19 pandemic) and the resulting governmental and societal responses; (viii) the results of examinations by regulatory authorities, which may impose restrictions or penalties on the Company's activities and changes in laws, regulations, or government policies; (ix) expectations regarding key growth initiatives and strategic priorities; (x) our reliance on third party provided technology and developments related to artificial intelligence; (xi) global economic trends, including developments related to Ukraine and Russia, and the evolving conflict in the Middle East, and related negative financial impacts on our borrowers; (xii) litigation risks resulting in significant expenses, losses and reputational damage; (xiii) the impact of bank failures or adverse developments at other banks and related negative press about regional banks and the banking industry in general; and (xiv) other economic, competitive, governmental, environmental, regulatory, and technological factors affecting our operations, pricing, products and services; (xv) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between WaFd and EverBank, (xvi) the timing and completion of the transaction between WaFd and EverBank, including the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; (xvii) the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; (xviii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, and (xix) the outcome of any legal proceedings that may be instituted against WaFd or EverBank, including potential litigation that may be instituted against WaFd or its directors or officers related to the proposed transaction or the definitive merger agreement between WaFd and EverBank.

# # #

CONTACT:
WaFd, Inc.
425 Pike Street, Seattle, WA 98101
Brad Goode, SVP, Chief Marketing Officer
206-626-8178
brad.goode@wafd.com

Quarterly Earnings Release Q4 2026	14